UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2016

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices)

(617) 466-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On September 7, 2016, Keryx Biopharmaceuticals, Inc. (“Keryx”) posted an updated investor presentation to its website, accessible at http://investors.keryx.com within the Investor Relations section under the “webcasts and presentations” page. The investor presentation includes, among other things, updates on the timing of Keryx’s upcoming supplemental new drug application (sNDA) submission with the U.S. Food and Drug Administration and the status of Keryx’s recently announced supply interruption. A copy of the investor presentation is also attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of Keryx’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01.	Financial Statements And Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

99.1	Keryx Biopharmaceuticals, Inc. Investor Presentation, dated September 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)
Date: September 7, 2016

	By:	/s/ Brian Adams
Brian Adams
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Keryx Biopharmaceuticals, Inc. Investor Presentation, dated September 7, 2016.